UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

Longeveron Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40060	47-2174146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 520, Miami, Florida 33136

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (305) 909-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LGVN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of Longeveron Inc. (the “Company”), approved certain compensatory changes for, and granted equity retention awards to, certain named executive officers of the Company, as detailed below.

In addition to a change in base salary for each of the Company’s Chief Financial Officer and General Counsel to $330,000 per annum, a performance-based annual cash bonus program was approved, with potential pay-out established at maximum of 25% of base salary, with two-thirds payable in accordance with achievement of various milestones relating to pre-determined financial and operational metrics of the Company, and one-third payable at the discretion of the Company’s Chief Executive Officer and approved by the Compensation Committee, based on individual contribution of named executive officer.

Further, the Committee approved the granting of a Stock Option Award exercisable for 22,843 shares to the Company’s General Counsel, to vest over a four year period, and an award of Restricted Stock Units valued at $207,000, to the Company’s Chief Science Officer, which shall vest in full on the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVERON INC.

Date: November 3, 2022	/s/ Chris Min
	Name:	Dr. Chris Min
	Title:	Interim Chief Executive Officer

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